Exhibit 10.17
Form of
PGT, INC.
2006 EQUITY INCENTIVE PLAN
REPLACEMENT NON-QUALIFIED STOCK OPTION AGREEMENT

This REPLACEMENT NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”), dated as of [date], is made by and between PGT, Inc., a Delaware corporation (the “Company”), and [Name] (the “Optionee”).

WHEREAS, the Company has adopted the PGT, Inc. 2006 Equity Incentive Plan (as amended, supplemented, or otherwise modified,  the “Plan”), pursuant to which options may be granted to purchase Stock; and

WHEREAS, the Company granted to Optionee on the dates and in the amounts set forth on Schedule A attached hereto an Option or Options to purchase shares of Stock pursuant to one or more agreements entered into by Optionee and the Company (each such agreement or agreements being referred to hereafter collectively as the “Original Agreement”); and

WHEREAS, as a result of economic conditions that have adversely affected the Company and the industry in which the Company competes, the Option or Options granted to Optionee pursuant to the Original Agreement have exercise prices that are significantly above the current market price of the Stock; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Board”) has recommended to the Board, and the Board has approved, the cancellation and termination of the Original Agreement and replacement of such Original Agreement with this Agreement, subject to the terms and upon the conditions of this Agreement, in order retain employees who received grants of options under the PGT, Inc. 2004 Stock Incentive Plan and 2006 Plan and to align the interests of such employees with those of the stockholders of the Company; and

WHEREAS, the Company desires to grant to the Optionee a non-qualified stock option (or “NQSO”) to purchase the number of shares of Stock provided for herein, and Optionee wishes to have the Original Agreement cancelled and terminated and replaced with this Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1.                      Grant of Option

(a)           Grant of Option.  The Company hereby grants to the Optionee an Option to purchase [number of shares] shares of Stock on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.  The Option is not intended to be treated, and shall not be construed, as an ISO.

(b)           Incorporation of Plan.  The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.  The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Optionee and his legal representative in respect of any questions arising under the Plan or this Agreement.

(c)           The Option granted by the Company pursuant to this Agreement replaces the Original Agreement in its entirety.  The Original Agreement is cancelled and terminated, and the Optionee forfeits all rights and benefits under such Original Agreement.

Section 2.                      Terms and Conditions of Option

(a)           Exercise Price.  The price at which the Optionee shall be entitled to purchase shares of Stock upon the exercise of all or any portion of the Option shall be $[amount] per share.

(b)           Expiration Date. The Option shall expire at the close of business on the tenth anniversary of the date of this Agreement.

(c)           Exercisability of Option.  Subject to the other terms of this Agreement regarding the exercisability of the Option, the Option shall become exercisable with respect to one fifth of the shares (rounded to the nearest whole share) of Stock subject hereto on each of the first, second, third, fourth, and fifth anniversaries of the date of this Agreement, provided the Optionee is employed by the Company or an Affiliate as of each such date.  The Board may, but shall not be required to, provide at any time for the acceleration of the schedule set forth above.

(d)           Method of Exercise.  The Option may be exercised only by written notice in such form as the Company may adopt from time to time, delivered in person or by mail in accordance with Section 3(a) and accompanied by payment therefor or pursuant to such other procedure as the Company may adopt from time to time  The purchase price of the shares of Stock shall be paid to the Company (i) in cash or its equivalent, (ii) by tendering to the Company shares of Stock already owned by the Optionee, which, in the case of shares of Stock purchased by the Optionee pursuant to the exercise of an option granted by the Company, have been held by the Optionee for no less than six months following the date of such purchase, in any case having a total Fair Market Value less than or equal to the aggregate purchase price, (iii) to the extent permitted by law, by a “broker cashless exercise” procedure approved by the Board (to the extent permitted by law), or (iv) by a combination of the foregoing methods.  If requested by the Board, the Optionee shall deliver this Agreement evidencing the Option to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee.  A minimum of 100 shares of Stock must be purchased upon the exercise of the Option unless a lesser number of shares of Stock so purchased constitutes the total number of shares of Stock then purchasable under the Option.

(e)           Exercise Following Termination of Employment.   Subject to Section 2(g), in the event that the Optionee ceases to be employed by the Company or an Affiliate, that portion of the Option that is not then exercisable shall immediately terminate and that portion of the Option that is exercisable at the time of the Optionee’s termination of employment shall terminate as follows:

(i)           If the Optionee’s termination of employment is due to his death or disability, as determined by the Board, the Option (to the extent exercisable at the time of the Optionee’s termination of employment) shall be exercisable for a period of six months following such termination of employment, and shall thereafter terminate;

(ii)           If the Optionee’s termination of employment is by the Company or an Affiliate for Cause (as defined below), the Option shall terminate on the date of the Optionee’s termination of employment;

(iii)           If the Optionee voluntarily terminates his employment (other than by retirement), the Option (to the extent exercisable at the time of the Optionee’s termination) shall be exercisable for a period of 60 days following such termination of employment, and shall thereafter terminate; and

(iv)           If the Optionee’s termination of employment is for any other reason, the Option (to the extent exercisable at the time of the Optionee’s termination of employment) shall be exercisable for a period of 60 days following such termination of employment, and shall thereafter terminate.

For purposes of this Agreement, “Cause” means (i) any act of fraud, gross negligence, or dishonesty in the performance of the Optionee’s duties or the willful failure by the Optionee to perform Optionee’s duties; (ii) engaging in any action with the intention of causing harm or damage to any of the Company’s operations; (iii) conviction of a felony; or (iv) obtaining personal gain from a transaction in which the Optionee has a conflict of interest with the Company; provided, however, that, if the Optionee is party to an employment agreement with the Company (or any Subsidiary of the Company) that is in effect as of the date of the termination of such Optionee’s employment, then “Cause” has the meaning ascribed to that term in such employment agreement.

Notwithstanding the foregoing, no provision in this Section 2(e) shall extend the exercise period of an Option beyond its original term set forth in Section 2(b).

(f)           Nontransferability.  The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution.

(g)           Rights as a Stockholder.  The Optionee shall not be deemed for any purpose to be the owner of any shares of Stock subject to the Option unless, until and to the extent that (i) the Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Optionee the shares of Stock for which the Option shall have been exercised, and (iii) the Optionee’s name shall have been entered as a stockholder of record with respect to such shares of Stock on the books of the Company.

(i)           Income Taxes.  The Company may, in its discretion, require that the Optionee pay to the Company at or after (as determined by the Board) the time of exercise of any portion of the Option any such additional amount as the Company deems necessary to satisfy its liability to withhold federal, state, or local income tax or any other taxes incurred by reason of the exercise or the transfer of shares of Stock thereupon.

Section 3.                      Miscellaneous

(a)           Notices. Unless otherwise determined by the Board, any and all notices, designations, consents, offers, acceptances, and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the General Counsel of the Company at the principal office of the Company and, in the case of the Optionee, to Optionee’s address appearing on the books of the Company or to Optionee’s residence or to such other address as may be designated in writing by the Optionee.

(b)           No Right to Continued Employment. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any Affiliate or shall interfere with or restrict in any way the right of the Company and its Affiliates, which are hereby expressly reserved, to remove, terminate, or discharge the Optionee at any time for any reason whatsoever, with or without Cause.

(c)           Bound by Plan.  By signing this Agreement, the Optionee acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d)           Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Optionee and the beneficiaries, executors, administrators, heirs and successors of the Optionee.

(e)           Validity/Invalidity.  The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f)           Modifications.  No change, modification, or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(g)           Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations, and negotiations in respect thereto.

(h)           Governing Law.  This Agreement and the rights of the Optionee hereunder shall be construed and determined in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

(i)           Headings.  The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j)           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the [day] day of [month], [year].

PGT, INC.

By:  _____________________________
Name:  Mario Ferrucci III
Title:    Vice President, General Counsel
             and Secretary

_________________________________
[Name of Optionee]

Schedule A

	Grant Date	Equity Incentive Plan pursuant to which Grant was made	Number of Shares Issuable upon Exercise of Option	Exercise Price of Option
[Optionee]